AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES          EXHIBIT 11
CALCULATION OF EARNINGS (LOSS) PER SHARE
(000's Omitted, except per share data)
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                                                                For the Six Months Ended                    For the Quarter Ended
                                                                         June 30,                                  June 30,
                                                                 1995               1994                   1995               1994
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CALCULATION OF PRIMARY EARNINGS
  PER SHARE
  Earnings for primary earnings
   per share.................................................. $   7,087            6,061                   3,571           2,489
  Average number of shares
   outstanding............................                        10,063           10,143                   10,073         10,143

  Dilutive effect of stock options
   and warrants after application
    of treasury stock method..............................           221              220                      248            199
  Average number of common shares
   and common equivalents
    outstanding............................................       10,284           10,363                   10,321         10,342
  Primary earnings per share..............................        $  .69              .58                      .35            .24
CALCULATION OF FULLY DILUTED
  EARNINGS PER SHARE
  Earnings for fully diluted
   earnings per share........................................ $    7,087            6,061                    3,571          2,489
  Shares used in calculating
   primary earnings per share............................         10,284           10,363                   10,321         10,342
  Additional dilutive effect of
   stock options and warrants after
    application of treasury stock
     method................................................          85                -                        60              8
  Average number of common shares
   outstanding on a fully diluted
    basis.................................                       10,369            10,363                   10,381         10,350
Fully diluted earnings per share......................           $  .68               .58                      .34            .24
39
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